Exhibit 5.1

[LETTERHEAD OF SIMPSON THACHER & BARTLETT LLP]

March 29, 2019

Hilton Domestic Operating Company Inc.

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

Ladies and Gentlemen:

We have acted as counsel to Hilton Domestic Operating Company Inc., a Delaware corporation (the “Issuer”), and the guarantors listed in Schedule I to this opinion letter (collectively, the “Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuer and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Issuer of up to $1,500,000,000 aggregate principal amount of 5.125% Senior Notes due 2026 (the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Exchange Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the Exchange Guarantees will be issued under an indenture, dated as of April 13, 2018 (as amended by the first supplemental indenture, dated as of March 8, 2019, the “Indenture”), among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The Exchange Securities and the Exchange Guarantees will be offered by the Issuer and the Guarantors in exchange for their outstanding 5.125% Senior Notes due 2026 guaranteed by the Guarantors that were issued on April 13, 2018.

We have examined the Registration Statement and the Indenture (including the form of Exchange Security and Exchange Guarantee set forth therein), which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Issuer and the Guarantors and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture pursuant to the exchange offer described in the Registration Statement, the Exchange Securities will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

2. When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture pursuant to the exchange offer described in the Registration Statement and (b) the Exchange Guarantees have been duly issued, the Exchange Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by (i) the respective laws of the States of Arizona, Kansas, Missouri and Texas, we have relied, without any independent investigation, upon the opinion of Dentons US LLP, (ii) the law of the State of Florida, we have relied, without any independent investigation, upon the opinion of Hill, Ward & Henderson, P.A., (iii) the law of the State of Louisiana, we have relied, without any independent investigation, upon the opinion of Jones Walker LLP and (iv) the law of the State of Nevada, we have relied, without any independent investigation, upon the opinion of Rice Reuther Sullivan & Carroll LLP, each dated the date hereof and our opinions are subject to the qualifications, assumptions, limitations and exceptions set forth therein.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act and, to the extent set forth herein, the respective laws of the States of Arizona, Florida, Kansas, Louisiana, Missouri, Nevada and Texas.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

Guarantor	State of Incorporation or Organization
Destination Resorts LLC	Arizona
Doubletree Hotel Systems LLC	Arizona
Doubletree Hotels LLC	Arizona
DT Management LLC	Arizona
DT Real Estate, LLC	Arizona
DTM Atlanta/Legacy, Inc.	Arizona
DTR FCH Holdings, Inc.	Arizona
90210 Biltmore Management, LLC	Delaware
90210 Desert Resorts Management Co., LLC	Delaware
90210 Grand Wailea Management Co., LLC	Delaware
90210 LLC	Delaware
90210 Management Company, LLC	Delaware
Andiamo’s O’Hare, LLC	Delaware
Blue Bonnet Security, LLC	Delaware
Canopy Brand Management LLC	Delaware
Conrad International Manage (CIS) LLC	Delaware
Conrad Management LLC	Delaware
Curio Brand Management LLC	Delaware
Curio Management LLC	Delaware
Doubletree LLC	Delaware
Doubletree Management LLC	Delaware
Embassy Development LLC	Delaware
Embassy Suites Management LLC	Delaware
Hampton Inns Management LLC	Delaware
Hilton Beverage LLC	Delaware
Hilton Chicago Beverage I LLC	Delaware
Hilton Chicago Beverage II LLC	Delaware
Hilton Chicago Beverage III LLC	Delaware
Hilton Chicago Beverage IV LLC	Delaware
Hilton Corporate Director LLC	Delaware
Hilton Domestic Franchise LLC	Delaware
Hilton Domestic Management LLC	Delaware
Hilton El Con Management LLC	Delaware
Hilton El Con Operator LLC	Delaware
Hilton Franchise Holding LLC	Delaware
Hilton Garden Inns Management LLC	Delaware
Hilton Hawaii Corporation	Delaware
Hilton Illinois Holdings LLC	Delaware
Hilton Management LLC	Delaware
Hilton NUS HHS, Inc.	Delaware
Hilton San Diego LLC	Delaware
Hilton Supply Management LLC	Delaware
Hilton Systems Solutions, LLC	Delaware
Hilton Worldwide Finance Corp.	Delaware
Hilton Worldwide Finance LLC	Delaware
Hilton Worldwide Holdings Inc.	Delaware
Hilton Worldwide Parent LLC	Delaware

Guarantor	State of Incorporation or Organization
HLT Audubon LLC	Delaware
HLT Conrad Domestic LLC	Delaware
HLT ESP International Franchise LLC	Delaware
HLT ESP International Franchisor Corporation	Delaware
HLT ESP International Manage LLC	Delaware
HLT ESP International Management Corporation	Delaware
HLT ESP Manage LLC	Delaware
HLT HSM Holding LLC	Delaware
HLT HSS Holding LLC	Delaware
HLT JV Acquisition LLC	Delaware
HLT Lifestyle International Franchise LLC	Delaware
HLT Lifestyle International Franchisor Corporation	Delaware
HLT Lifestyle International Manage LLC	Delaware
HLT Lifestyle International Management Corporation	Delaware
HLT Lifestyle Manage LLC	Delaware
HLT Palmer LLC	Delaware
Home2 Brand Management LLC	Delaware
Home2 Management LLC	Delaware
Homewood Suites Management LLC	Delaware
Hotels Statler Company, Inc.	Delaware
HPP Hotels USA, LLC	Delaware
HPP International LLC	Delaware
Innvision, LLC	Delaware
LXR Management LLC	Delaware
Motto Management LLC	Delaware
Potter’s Bar Palmer House, LLC	Delaware
Promus Hotel Services, Inc.	Delaware
Promus Hotels Florida LLC	Delaware
Promus Hotels LLC	Delaware
Promus Hotels Parent LLC	Delaware
Signia Hotel Management LLC	Delaware
Tapestry Management LLC	Delaware
Tru Brand Management LLC	Delaware
WA Collection International, LLC	Delaware
Waldorf=Astoria Management LLC	Delaware
Florida Conrad International Corp.	Florida
Embassy Suites Club No. 1, Inc.	Kansas
Hotel Clubs of Corporate Woods, Inc.	Kansas
Embassy Suites Club No. Three, Inc.	Louisiana
International Rivercenter Lessee, L.L.C.	Louisiana
Chesterfield Village Hotel, LLC	Missouri
Bally’s Grand Property Sub I, LLC	Nevada
Conrad International (Belgium) LLC	Nevada
Conrad International (Egypt) Resorts Corporation	Nevada
Conrad International (Indonesia) Corporation	Nevada
Hilton Holdings, LLC	Nevada
Hilton Hospitality, LLC	Nevada
Hilton Illinois, LLC	Nevada
Peacock Alley Service Company, LLC	New York
Washington Hilton, L.L.C.	New York
Embassy Suites Club No. Two, Inc.	Texas
SALC, Inc.	Texas